Exhibit 4.1

DUKE REALTY LIMITED PARTNERSHIP

ISSUER

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

TWENTIETH SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 10, 2021

$500,000,000 2.250% SENIOR NOTES DUE 2032

SUPPLEMENT TO INDENTURE,

DATED AS OF JULY 28, 2006, BETWEEN

DUKE REALTY LIMITED PARTNERSHIP AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (AS SUCCESSOR TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION)

TWENTIETH SUPPLEMENTAL INDENTURE, dated as of November 10, 2021, between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (the “Issuer”), having its principal offices at 8711 River Crossing Boulevard, Indianapolis, IN 46240 and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to J.P. MORGAN TRUST COMPANY, National Association), a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602.

RECITALS

WHEREAS, the Issuer executed and delivered its Indenture (the “Original Indenture”), dated as of July 28, 2006, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof.

WHEREAS, the Issuer intends by this Twentieth Supplemental Indenture to (i) create a series of debt securities, in an initial aggregate principal amount of $500,000,000, entitled “Duke Realty Limited Partnership 2.250% Senior Notes due 2032”; and (ii) establish the form and the terms and conditions of such Notes.

WHEREAS, the Board of Directors of Duke Realty Corporation, the general partner of the Issuer, acting through authority delegated to certain of its executive officers, has approved the creation of the Notes and the form, terms and conditions thereof.

WHEREAS, the consent of Holders to the execution and delivery of this Twentieth Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Twentieth Supplemental Indenture have been taken.

NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

Definitions, Creation, Form and Terms and Conditions of the Debt Securities

SECTION 1.01. Definitions. Capitalized terms used in this Twentieth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“DTC” means The Depository Trust Company.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Global Note” means a single fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Indenture” means the Original Indenture as supplemented by this Twentieth Supplemental Indenture.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar through October 15, 2031, if such redemption or accelerated payment had been made on October 15, 2031, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had been made on October 15, 2031, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

“Notes” means the Issuer’s 2.250% Senior Notes due January 15, 2032, a form of which is attached hereto as Exhibit A.

“Redemption Price” means the sum of (i) the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the Make-Whole Amount, if any, with respect to such Notes; provided, however, that if the Redemption Date is any time on or after October 15, 2031, the Redemption Price shall mean the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date without any payment of a Make-Whole Amount. The Redemption Price shall be calculated by the Issuer or such other party appointed by the Issuer.

“Reinvestment Rate” means 0.150% plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which maturity shall be deemed to be October 15, 2031), as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

SECTION 1.02. Creation of the Debt Securities. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its debt securities issued pursuant to the Indenture. The Notes shall be issued in an aggregate principal amount initially limited to $500,000,000.

The Issuer may issue, in addition to the Notes originally issued on the date hereof, additional Notes, so long as such additional Notes are fungible for U.S. federal income tax purposes with the Notes. The Notes originally issued on the date hereof and any additional Notes originally issued subsequent to the date hereof shall be a single series for all purposes under the Original Indenture.

SECTION 1.03. Form of the Debt Securities. The Notes will be represented by a single fully-registered global note in book-entry form, without coupons, registered in the name of the nominee of DTC. The Notes shall be in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

SECTION 1.04. Terms and Conditions of the Debt Securities. The Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented and modified by this Twentieth Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

(a) Optional Redemption. The Issuer may redeem the Notes at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the Redemption Price.

If notice has been given as provided in the Original Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

If less than all the Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their Redemption Date. The Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 45 days prior to the Redemption Date and in accordance with applicable depositary procedures, the Notes to be redeemed in part.

(b) Payment of Principal and Interest. Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. All payments of principal and interest in respect of the Notes will be made by the Issuer in immediately available funds.

(c) Applicability of Defeasance or Covenant Defeasance. The provisions of Article 14 of the Original Indenture shall apply to the Notes.

(d) Definition of Total Unencumbered Assets. For purposes of the covenants entitled “Limitations on Incurrence of Debt” and “Maintenance of Total Unencumbered Assets” in Sections 1004 and 1005 of the Original Indenture, the following terms shall be defined, solely with respect to the Notes, as follows:

(i) “Debt” of the Issuer or any Subsidiary means any indebtedness of the Issuer or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Issuer or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Issuer or any Subsidiary as lessee which is reflected on the Issuer’s consolidated balance sheet as a financing lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Issuer’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Issuer or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Issuer or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Issuer and its Subsidiaries on a consolidated basis whenever the Issuer and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof).

(ii) “Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding non-real estate intangibles, operating lease assets and accounts receivable).

(iii) “Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of the Issuer and its Subsidiaries not subject to an encumbrance determined in accordance with GAAP (but excluding non-real estate intangibles, operating lease assets and accounts receivable); provided, however, that all investments by the Issuer and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from the calculation of Total Unencumbered Assets to the extent that such investments would have otherwise been included.

(iv) “Undepreciated Real Estate Assets” means as of any date the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

(e) Cross-Acceleration. For purposes of the Event of Default provided for in Section 501(5) of the Original Indenture, all references to the amount of $5,000,000 shall be increased to $50,000,000; provided, however, that for so long as any of the securities issued pursuant to any supplemental indenture to the Original Indenture that preceded this Twentieth Supplemental Indenture are outstanding and provide for this same Event of Default but for a lower amount of such recourse debt, the reference to $50,000,000 in this paragraph is replaced by such lower amount.

ARTICLE TWO

Trustee

SECTION 2.01. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twentieth Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time).

SECTION 2.02. Electronic Communications. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

ARTICLE THREE

Miscellaneous Provisions

SECTION 3.01. Ratification of Original Indenture. This Twentieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twentieth Supplemental Indenture shall be read, taken and construed as one and the same instrument. Notwithstanding anything herein to the contrary, to the extent any provision of this Twentieth Supplemental Indenture is inconsistent with any provision of the Original Indenture, the terms of this Twentieth Supplemental Indenture shall govern and apply to the Notes.

SECTION 3.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.03. Successors and Assigns. All covenants and agreements in this Twentieth Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 3.04. Separability Clause. In case any one or more of the provisions contained in this Twentieth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05. Governing Law. This Twentieth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Twentieth Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Twentieth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.06. Counterparts. This Twentieth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 3.07. Execution, Authentication and Delivery. The words “execution,” “signed,” “signature,” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Issuer Order, Opinion of Counsel, Security, Note, certificate of authentication appearing on or attached to any Security or Note, any supplemental indenture or other certificate, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or Note or any certificate of authentication appearing on or attached to any Security or Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

DUKE REALTY LIMITED PARTNERSHIP as Issuer

By:	DUKE REALTY CORPORATION, its General Partner

By:	/s/ Mark A. Denien
Name: Mark A. Denien
Title: Executive Vice President and Chief Financial Officer

Attest:

/s/ Ann C. Dee
Name: Ann C. Dee
Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Twentieth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Wirfel
Name:	Linda Wirfel
Title:	Vice President

[Signature Page to Twentieth Supplemental Indenture]

EXHIBIT A

FACE OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED

NO. 1	PRINCIPAL AMOUNT

CUSIP NO. 264414 AX1	$500,000,000

DUKE REALTY LIMITED PARTNERSHIP

2.250% Senior Notes due 2032

Duke Realty Limited Partnership, an Indiana limited partnership (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Five Hundred Million Dollars on January 15, 2032 (the “Maturity Date”), and to pay interest thereon from and including November 10, 2021 (or from the most recent interest payment date to which interest has been paid or duly provided for) in U.S. dollars semi-annually in arrears on January 15 and July 15 of each year, each, an “Interest Payment Date,” commencing on January 15, 2022, and on the Maturity Date, at the rate of 2.250% per annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Record Date” for such payment, which will be 15 days (regardless of whether such day is a Business Day (as defined below)) prior to such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Record Date for the payment of such defaulted interest (which shall be not less than five Business Days (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent Record Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose. The Issuer hereby initially designates the Corporate Trust Office of the Trustee at Global Corporate Trust, 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602 as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including November 10, 2021, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day, other than a Saturday or a Sunday, on which banking institutions in The City of New York are open for business.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated as of: November 10, 2021

DUKE REALTY LIMITED PARTNERSHIP, as Issuer

By:	DUKE REALTY CORPORATION,
its General Partner

By:
Name: Mark A. Denien
Title: Executive Vice President and Chief Financial Officer

By:
Name: Ann C. Dee
Title: Executive Vice President, General
Counsel and Corporate Secretary

[SIGNATURE PAGE TO GLOBAL NOTE]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

Dated:	, 2021

[SIGNATURE PAGE TO GLOBAL NOTE]

REVERSE OF NOTE

DUKE REALTY LIMITED PARTNERSHIP

2.250% Senior Notes due 2032

This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of July 28, 2006 (hereinafter called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as Trustee (hereinafter called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which the Indenture and all indentures supplemental thereto relating to this security reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated as the 2.250% Senior Notes due 2032 of the Issuer, initially limited in aggregate principal amount to $500,000,000.

In case an Event of Default with respect to this security shall have occurred and be continuing, the principal hereof and Make-Whole Amount, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Issuer may redeem this security at any time at the option of the Issuer, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of this security being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the Make-Whole Amount, if any, with respect to this security (the “Redemption Price”); provided, however, that if the Redemption Date is any time on or after October 15, 2031, the Redemption Price shall mean the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date without any payment of a Make-Whole Amount. Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the Security Register, not more than 60 days nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of the security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This security is issuable only in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this security is registered as the absolute owner of this security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this security.